Exhibit 4.11

Issue Date:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THIS INSTRUMENT.

SAVARA INC.

STOCK PURCHASE WARRANT

(EXERCISABLE ONLY UPON AN EXERCISE EVENT)

THIS CERTIFIES that             (the “Holder”) is entitled, upon the terms and subject to the conditions set forth in this Warrant (this “Warrant”), but in any event expressly conditioned on the consummation of, but not prior to, the Exercise Event (as defined below) occurring on or prior to the Expiration Date (as defined below), but not thereafter, to subscribe for and purchase from Savara Inc., a Delaware corporation (the “Company”),             shares of Preferred Stock (as defined below), subject to adjustment as set forth in UUSection 11UU (the “Shares”). This Warrant is one of the “Warrants” (the “Bridge Warrants”) issued in connection with the issuance of a series of subordinated convertible promissory notes (collectively the “Notes” and each a “Note”) by the Company to raise interim financing initially of up to $5,000,000, with up to an additional $10,000,000, subject to approval at the discretion of the Company’s Board of Directors.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1. Definitions.

(a) “Change of Control” shall mean (x) the acquisition of the Company by means of any transaction or series of related transactions, including, without limitation, any stock purchase transaction, merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding (i) any transaction effected solely for the purpose of changing the Company’s jurisdiction of incorporation and (ii) the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions or in an IPO (as defined below), unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the surviving or acquiring entity or its direct or indirect parent entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions and (y) a sale of all or substantially all of the assets of the Company in a single transaction or series of related transactions. The Company shall provide notice to the Holder at least ten (10) days prior to the closing of a Change of Control.

(b) “Common Stock” shall mean the Company’s common stock, $0.001 par value per share.

(c) “Exercise Event” means the earliest to occur of a Change in Control, IPO or Regulation A Offering.

(d) “Exercise Price” means $5.2605, subject to adjustment as set forth in Section 11.

(e) “Expiration Date” means the earliest to occur of (i) the close of business on June 30, 2021, (ii) the date on which the first Change of Control (as defined below) (or the “effective time” if such a time is specified in connection with the transaction constituting such Change of Control), (iii) the date that is 360 days following the closing of an IPO (as defined below) (or the “effective time” if such a time is specified in connection with the IPO), or (iv) the date that is 360 days following the date on which the Company’s Common Stock is Listed for Trading.

(f) “IPO” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock or other securities pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock; or the listing of the Company’s Common Stock for trading on (A) any tier of any U.S. national securities exchange (e.g., NYSE, NYSE MKT, or Nasdaq Global Select, Global or Capital Markets, as each of the same may hereafter be designated), or (B) any other exchange, trading platform or quotation system, including the AIM (a market operated by the London Stock Exchange in the United Kingdom), foreign stock exchanges (e.g. TSX), or over-the-counter markets, that in each such case, the Board of Directors of the Company, in its discretion, believes would be expected to provide for an active trading market for the Company’s capital stock (the occurrence of trading of the Company’s Common Stock pursuant to (A) or (B) is referred to herein as “Listed for Trading”).

(g) “Preferred Stock” shall mean the Series C Preferred Stock and any other stock into or for which the Series C Preferred Stock may be converted or exchanged, and upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including without limitation, the consummation of an IPO in which such conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock.

(h) “Regulation A Offering” means the next offering to occur that is exempt from the registration requirements of the Securities Act pursuant to Regulation A (as amended) of the Securities Act (including, without limitation, a mini-IPO as provided for in Title IV (commonly known as Regulation A+) of the United States Jumpstart Our Business Startups (JOBS) Act).

(i) “Restated Certificate” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, modified or amended and restated from time to time.

(j) “Securities” shall mean this Warrant, the Shares issuable upon exercise of this Warrant, and the shares of Common Stock issuable upon conversion of the Shares issuable upon exercise of this Warrant.

(k) “Series C Preferred Stock” shall means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

(i) “Shares” shall have the meaning set forth in the first paragraph of this Warrant.

2. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, only upon an Exercise Event, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased; provided that if the exercise is to occur following the IPO or pursuant to Section 2(b) below, the Shares shall be deemed converted and issued as Common Stock if the Preferred Stock underlying the Warrant has not already been converted to Common Stock. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of, and conditioned upon, the closing of the applicable Exercise Event.

(b) In lieu of exercising this Warrant by payment of cash or check pursuant to subsection (a) above, upon (and only upon) a Change of Control, an IPO or when the Company’s Common Stock has been Listed for Trading, as applicable, the Holder may elect to receive Shares equal to the value of the Warrant (based upon the value of the Shares or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue (or shall be deemed to have issued) to the Holder immediately prior to, and conditioned upon, the closing of the Change of Control or IPO, as applicable, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X	=	the number of Shares to be issued to the Holder;

	Y	=	the number of Shares for which the Warrant is being exercised;

	A	=	the fair market value of one Share; and

	B	=	the Exercise Price.

For purposes of this UUSection 2(b)UU, the fair market value of a Share shall be determined in the manner set forth in the Restated Certificate, or if there is no provision specifying such determination of value, then the fair market value shall be determined as follows

(i) if the exercise is conditioned upon a Change in Control, then the fair market value shall be the value received in such Change in Control by the holders of the securities as to which purchase rights under this Warrant exist;

(ii) if the exercise is conditioned upon the Company’s IPO, and if the Company’s registration statement relating to such IPO has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” specified in the final prospectus with respect to the IPO; or

(iii) If the exercise is following the IPO and/or when the Company’s Common Stock is Listed for Trading, then:

(A) if the securities are traded on a securities exchange, the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending three (3) trading days prior to the distribution;

(B) if the securities are actively traded over-the-counter, the value of the securities shall be deemed to be the average of the closing or bid prices (whichever is applicable) over the ten (10) trading day period ending three (3) trading days prior to the distribution; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

For the purposes of this Section 2(b)(iii), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be valued at an appropriate discount from the value determined as provided in Section 2(b)(iii)(A) or Section2(b)(iii)(B) above to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

3. Conditional Election. The exercise or conversion of this Warrant in connection with an Exercise Event may, at the election of the Holder, be conditioned upon the closing of the applicable Exercise Event, in which event the Holder shall not be deemed to have exercised or converted such Warrant until immediately prior to the closing of such Exercise Event.

4. Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

5. Stockholder Agreements. In connection with any exercise of this Warrant, the Holder agrees that the Shares (and any shares of Common Stock issued or issuable upon conversion thereof) shall become subject to the rights and obligations under the Company stockholder agreements to which Holder is subject at such time with respect to the class of shares issued upon exercise hereof.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

8. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

9. Loss, Theft, Destruction or Mutilation of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 11.

(a) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

(b) Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(c) Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

12. Restrictions on Transferability of Securities.

(a) Restrictions on Transferability. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 12.

(b) Restrictive Legend. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 12(c)) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN STOCK PURCHASE WARRANT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE CORPORATION’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 12.

(c) Notice of Proposed Transfers. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 12(c). Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the foregoing, the prior written approval of the Company shall not necessary for any assignment or transfer of Securities from a Holder to an assignee that (i) is a subsidiary, parent, member, partner, limited partner, retired partner, grantor or shareholder of a Holder, (ii) an investment fund managed by a Holder or the directors, officers, partners or members of such Holder, or (iii) is a Holder’s family member or trust for the benefit of an individual Holder provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Securities being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant if this Warrant is still outstanding.

13. Investment Representations of the Holder. With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:

(a) Purchase Entirely for Own Account. This Warrant is made with the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Warrant the Holder hereby confirms, that the Securities will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.

(b) Reliance upon Holders’ Representations. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, and that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth herein.

(c) Investment Experience; Economic Risk. The Holder understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The Holder is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that the Holder is able to fend for himself, herself or itself. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Securities. The Holder can bear the economic risk of the Holder’s investment and is able, without impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act. If other than an individual, the Holder also represents that it has not been organized for the purpose of acquiring the Securities.

(e) Representations by Foreign Holder. If Holder is not a United States person, such Holder hereby represents that such Holder has satisfied himself, herself or itself as to the full observance of the laws of such Holder’s jurisdiction in connection with any invitation to subscribe for the Securities purchasable hereunder, including (i) the legal requirements within such Holder’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities purchasable hereunder. Such Holder’s subscription and payment for, and such Holder’s continued beneficial ownership of the Securities purchasable hereunder, will not violate any applicable securities or other laws of such Holder’s jurisdiction.

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Disqualification Events. Neither the Holder nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Holder, the “Holder Covered Persons”), are subject to any of the “bad actor” disqualifications described in Securities Act Rule 506(d)(1)(i) to (viii) (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) and that has been disclosed in writing to the Company. The Holder has exercised reasonable care to determine whether any Holder Covered Person is subject to a Disqualification Event. The purchase of the Shares by the Holder will not subject the Company to any Disqualification Event.

(h) Regulation S Representations and Restrictions. If the Holder’s address set forth on the signature page to this Note is an address located outside of the United States, the Holder makes the following additional representations, warranties and agreements:

(i) Holder is not a U.S. Person as defined in Rule 902(k) of Regulation S under the 1933 Act. The offer and sale of the Securities to such Holder was made in an offshore transaction (as defined in Rule 902(h) of Regulation S). To the actual knowledge of the Holder, no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States with respect to the Securities. The Holder is not acquiring the Securities for the account or benefit of any U.S. Person;

(ii) Holder will not, during the Restricted Period applicable to the Securities set forth in the legend set forth below (the “Restricted Period”) and to any certificate representing the Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

(iii) Holder will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Securities (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the 1933 Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws. Holder acknowledges and agrees that the Company shall not register the transfer of this Warrant or the Shares issuable upon exercise of this Warrant in violation of these restrictions. Holder acknowledges and agrees that the certificates evidencing the Shares issuable upon conversion of this Warrant will bear the legend set forth below (in addition to any other legend required by applicable federal, state or foreign securities laws or provided in any other agreement with the Company):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM PRIOR TO THE ONE YEAR ANNIVERSARY OF THE ISSUANCE DATE OF SUCH SHARES (THE “ANNIVERSARY DATE”), THE SHARES MAY NOT BE OFFERED OR SOLD

(INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. HOLDERS OF SHARES PRIOR TO THE ANNIVERSARY DATE, MAY RESELL SUCH SHARES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) HOLDERS IN THE UNITED STATES OR OTHERWISE ENGAGE(s) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. A HOLDER OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT PRIOR TO THE ANNIVERSARY DATE RESELL THE SECURITIES TO A U.S. PERSON AS DEFINED BY RULE 902(k) OF REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.”

14. Market Standoff. Holder agrees to be bound (and shall cause any transferee of this Warrant to be bound) by the “Market Stand-off Agreements” provisions set forth in Section 2.11 of the Fourth Amended and Restated Investors’ Rights Agreement by and between the Company and the signatories thereto, as may be amended from time to time.

15. Notices. In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, or (iv) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days prior to the date therein specified.

16. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b) Waivers and Amendments. This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the holders holding a majority-in-interest of the shares (on an as-converted to Common Stock basis) issuable with respect to all Bridge Warrants then outstanding; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant. Any amendment, waiver discharge or termination effected in accordance with this Section 16(b) shall be binding upon the Company, the Holder, and except pursuant to a waiver by an individual holder of another Warrant pursuant to the final proviso in the immediately preceding sentence, each other holder of Warrants.

(c) Assignment. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company. Notwithstanding the foregoing, the prior written approval of the Company shall not be necessary for any assignment or transfer from a Holder to an assignee that (i) is a subsidiary, parent, member, partner, limited partner, retired partner, grantor or shareholder of a Holder, (ii) is an investment fund managed by a Holder or the directors, officers, partners or members of such Holder, or (iii) is a Holder’s family member or trust for the benefit of an individual Holder provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant. This Warrant shall be binding upon any successors or assigns of the Company.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth on the signature page hereto (or at such other address for a party as such party may designate pursuant to this Section 16(d)).

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above or such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 16(d) if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

(e) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

(f) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

(g) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

(h) Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate provided, however, that, if the Company’s stock is publicly traded, the Company may require the posting of a bond in an amount and nature as is customary and reasonable given the circumstances.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

SAVARA INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

Name of Investor or Entity “Holder”

By:

Name of Signer:

Title:
(Only for entity based investors e.g. trustee)

Date:

SAVARA INC.

STOCK PURCHASE WARRANT

SIGNATURE PAGE

NOTICE OF EXERCISE

TO:	Savara Inc.

900 S. Capital of TX HWY, STE 150

Austin, Texas 78746

ATTN: Chief Executive Officer

1. The undersigned hereby elects to purchase             shares of the             Stock (the “Shares”) of Savara Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. Investment Representations. With respect to the acquisition of any of the Shares, the undersigned hereby represents and warrants to the Company as follows:

(a) Purchase Entirely for Own Account. The undersigned confirms that the Shares are being acquired for the account of the undersigned, not as a nominee or agent, for investment only and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that the he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

(b) Reliance upon Undersigned’s Representations. The undersigned understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, and that the Company’s reliance on such exemption is predicated on the undersigned’s representations set forth herein.

(c) Investment Experience; Economic Risk. The undersigned understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The undersigned is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the

Company and acknowledges that the undersigned is able to fend for himself, herself or itself. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Shares. The undersigned can bear the economic risk of the undersigned’s investment and is able, without impairing the undersigned’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the undersigned’s investment.

(d) Accredited Investor Status. The undersigned is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act. If other than an individual, the undersigned also represents that it has not been organized for the purpose of acquiring the Shares.

(e) Representations by Foreign Investor. If the undersigned is not a United States person, such undersigned hereby represents that such he, she or it has satisfied himself, herself or itself as to the full observance of the laws of such undersigned’s jurisdiction in connection with any invitation to subscribe for the Shares purchasable hereunder, including (i) the legal requirements within such undersigned’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares purchasable hereunder. Such undersigned’s subscription and payment for, and such undersigned’s continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of such undersigned’s jurisdiction.

(f) Regulation S Representations and Restrictions. With respect to the acquisition of any of the Shares, the undersigned hereby represents and warrants to the Company that the representations and warranties contained in Section 13(h) of the attached Warrant shall be true and correct in all respects on and as of the date below with the same effect as though such representations and warranties had been made on and as of the date below.

(g) Restricted Securities. The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, undersigned represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

[Signature Page to Follow]

Acknowledged and Agreed:

(Date)	(Holder Name)

(Signature)

(Print Name)

(Title if signing of behalf of an entity)

Address*:

Facsimile #:

Email:

* Please indicate address for notice purposes.

Signature Page to Notice of Exercise

NOTICE OF CONVERSION

TO:	Savara Inc.

900 S. Capital of TX HWY, STE 150

Austin, Texas 78746

ATTN: Chief Executive Officer

1. The undersigned hereby elects to convert the attached Warrant into             shares of the             Stock (the “Shares”) of Savara Inc. pursuant to Section 2(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. Investment Representations. With respect to the acquisition of any of the Shares, the undersigned hereby represents and warrants to the Company as follows:

(a) Purchase Entirely for Own Account. The undersigned confirms that the Shares are being acquired for the account of the undersigned, not as a nominee or agent, for investment only and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that the he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

(b) Reliance upon Undersigned’s Representations. The undersigned understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, and that the Company’s reliance on such exemption is predicated on the undersigned’s representations set forth herein.

(c) Investment Experience; Economic Risk. The undersigned understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The undersigned is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the

Signature Page to Notice of Conversion

Company and acknowledges that the undersigned is able to fend for himself, herself or itself. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Shares. The undersigned can bear the economic risk of the undersigned’s investment and is able, without impairing the undersigned’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the undersigned’s investment.

(d) Accredited Investor Status. The undersigned is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act. If other than an individual, the undersigned also represents that it has not been organized for the purpose of acquiring the Shares.

(e) Representations by Foreign Investor. If the undersigned is not a United States person, such undersigned hereby represents that such he, she or it has satisfied himself, herself or itself as to the full observance of the laws of such undersigned’s jurisdiction in connection with any invitation to subscribe for the Shares purchasable hereunder, including (i) the legal requirements within such undersigned’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares purchasable hereunder. Such undersigned’s subscription and payment for, and such undersigned’s continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of such undersigned’s jurisdiction.

(f) Regulation S Representations and Restrictions. With respect to the acquisition of any of the Shares, the undersigned hereby represents and warrants to the Company that the representations and warranties contained in Section 13(h) of the attached Warrant shall be true and correct in all respects on and as of the date below with the same effect as though such representations and warranties had been made on and as of the date below.

(g) Restricted Securities. The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, undersigned represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

Acknowledged and Agreed:

(Date)	(Holder Name)

(Signature)

(Print Name)

(Title if signing of behalf of an entity)

Address*:

Facsimile #:

Email:

* Please indicate address for notice purposes.

Signature Page to Notice of Conversion